                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

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                                               Commission  Only [as permitted
                                               by Rule 14a-6(e)(2)]
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                           NEW ENGLAND FUNDS TRUST III
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


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


                         NEW ENGLAND EQUITY INCOME FUND

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  JULY 27, 1999

To the Shareholders:


         Notice is hereby given that a Special Meeting of Shareholders of New England Equity Income Fund (the "Fund"), a series of New England Funds Trust III (the "Trust"), will be held at the offices of New England Funds, L.P. ("NEF"), 399 Boylston Street, 4th Floor, Boston, Massachusetts 02116, on Tuesday, July 27, 1999 at 2:00 p.m. (Eastern time), for the following purposes:


         1. To approve or disapprove a new Sub-Advisory Agreement relating to the Fund between New England Funds Management, L.P. ("NEFM") and Vaughan, Nelson, Scarborough & McCullough, L.P. ("VNSM").

         2. To approve or disapprove a proposal with respect to the future operations of the Fund whereby the Fund may from time to time, to the extent permitted by any exemption or exemptions granted by the Securities and Exchange Commission, permit NEFM to enter into new and amended agreements with sub-advisers with respect to the Fund without obtaining shareholder approval of such agreements, and to permit such sub-advisers to manage the assets of the Fund pursuant to such sub-advisory agreements.

         3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

                                        By order of the President of the Trust,

                                        JOHN E. PELLETIER, Secretary

June 11, 1999

                                    YOUR VOTE IS IMPORTANT

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                         NEW ENGLAND EQUITY INCOME FUND

                                 PROXY STATEMENT


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees of New England Funds Trust III (the "Trust") for use at the Special Meeting of Shareholders of New England Equity Income Fund (the "Fund"), a series of the Trust, to be held at the offices of New England Funds, L.P. ("NEF"), 399 Boylston Street, 4th Floor, Boston, Massachusetts 02116, on Tuesday, July 27, 1999 at 2:00 p.m. (Eastern time), and at any adjournment or adjournments thereof (the "Meeting"). This proxy statement and its enclosures are being mailed to shareholders beginning on or about June 11, 1999. A copy of the Fund's Annual Report dated December 31, 1998 may be obtained without charge by writing to NEF at its address set forth above or by calling
(800) 225-5478.


         This Proxy Statement consists of four parts.

         PART I contains general information relating to the Meeting.

         PART II contains information relating to Proposal 1, the proposed new Sub-Advisory Agreement for the Fund between New England Funds Management, L.P. ("NEFM") and Vaughan, Nelson, Scarborough & McCullough, L.P. ("VNSM").

         PART III contains information relating to Proposal 2, whereby the Fund may, to the extent permitted by any exemption or exemptions granted by the Securities and Exchange Commission (the "SEC"), permit NEFM to enter into new and amended agreements with sub-advisers with respect to the Fund without obtaining shareholder approval of such agreements, and to permit such sub-advisers to manage the assets of the Fund pursuant to such sub-advisory agreements.

         PART IV contains information about the Trust, NEFM, VNSM and certain brokerage and other miscellaneous matters.

I.    GENERAL INFORMATION


         All shareholders of record on May 28, 1999, the record date for determining shareholders entitled to vote at the Meeting (the "Record Date"),are entitled to one vote for each share of beneficial interest of the Fund held as of that date. The number of shares of beneficial interest of the Fund issued and outstanding as of the Record Date was 1,600,669.


         Timely, properly executed proxies will be voted as you instruct. If you return a proxy and no choice is indicated, your proxy will be voted in favor of proposals 1 and 2 set forth in the attached Notice of Meeting. At any time before it has been voted, the enclosed proxy may be revoked by the signer by a written revocation received by the Secretary of the Trust, by properly executing a later-dated proxy or by attending the Meeting, requesting return of any previously delivered proxy and voting in person.


         The costs of solicitation of proxies will be borne pro rata between VNSM and NEFM, in proportion to the management and subadvisory fees collected. Solicitation of proxies by personal interview, mail, telephone and telegraph may be made by officers and Trustees of the Trust and employees of NEF. In addition, the firm of D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies, at a cost which is not expected to exceed $8,000, plus reimbursement of such firm's out-of-pocket expenses.


II.   PROPOSAL 1:  NEW SUB-ADVISORY AGREEMENT

         The Trustees have approved, and recommend that the shareholders of the Fund approve, a new Sub-Advisory Agreement (the "New Sub-Advisory Agreement") for the Fund between NEFM and VNSM (Proposal 1). The New Sub-Advisory Agreement would be substantially similar to the sub-advisory agreement dated August 30, 1996 and amended May 1, 1998 (the "Previous Sub-Advisory Agreement") which was until recently in effect between NEFM and Loomis, Sayles & Company, L.P. ("Loomis Sayles"), except references to Loomis Sayles would be changed to references to VNSM. The New Sub-Advisory Agreement would not affect the management fee paid by the Fund to NEFM.

ADVISORY AGREEMENT


         NEFM has acted as the Fund's adviser since November 15, 1995, and currently acts as the Fund's adviser pursuant to an advisory agreement dated August 30, 1996 and amended May 1, 1998 (the "Advisory Agreement"). The Trustees of the Trust approved the Advisory Agreement at a meeting held on October 27, 1995, and the Fund's shareholders approved the Advisory Agreement at a meeting held on November 21, 1995. The purpose of the submission of the Advisory Agreement for shareholder approval at such time was for such agreement's initial approval upon the Fund's inception. As of May 1, 1998, the Advisory Agreement was amended to provide that the management fees payable by the Fund to NEFM are reduced by the amounts of any subadvisory fees paid directly by the Fund to any subadviser. This amendment to the Advisory Agreement did not change the management fee rate under the Advisory Agreement, nor the services to be provided to the Fund by NEFM under the Advisory Agreement. Furthermore, this amendment did not change the overall level of fees payable by the Fund.

         Under the Advisory Agreement, NEFM has overall advisory and administrative responsibility with respect to the Fund. The Advisory Agreement also provides that NEFM will, subject to NEFM's rights to delegate such responsibilities to other parties, provide to the Fund both (1) portfolio management services (defined to mean managing the investment and reinvestment of the assets of the Fund, subject to the supervision and control of the Trustees) and (2) administrative services (defined to mean furnishing or paying the expenses of the Fund for office space, facilities and equipment, services of executive and other personnel of the Trust and certain other administrative and general management services). Under the Advisory Agreement, the annual management fee rate payable by the Fund to NEFM is 0.70% of the first $200 million of the Fund's average daily net assets, 0.65% of the next $300 million of such assets and 0.60% of any such assets in excess of $500 million. For the fiscal year ended December 31, 1998, the aggregate management fee payable by the Fund to NEFM under the Advisory Agreement was $248,935. This amount is calculated before the voluntary fee waiver made by Loomis Sayles, the Fund's previous sub-adviser, and the management fee expense deferral of NEFM, as set forth below.

         NEFM has given a binding undertaking to the Fund to defer its management fee and, if necessary, to bear certain expenses associated with operating the Fund to the extent necessary to limit the Fund's expenses to the annual rate of 1.50% of average daily net assets for Class A shares, 2.25% for Class B shares, 2.25% for Class C shares and 1.25% for Class Y shares ("Expense Caps"). This undertaking will be binding on NEFM for the life of the Fund's Prospectus (subject to the obligation of the Fund to pay NEFM such deferred fees in later periods to the extent that the Fund's expenses fall below the relevant Expense Caps; provided, however, that the Fund is not obligated to pay any such deferred fees more than two years after the end of the fiscal year in which the fee was deferred). Beginning July 1, 1999, VNSM and NEFM will split any fee waivers required pursuant to the Expense Caps; in proportion to the management and subadvisory fees collected. NEFM will also bear any additional expense reimbursement above the fee waivers required for the Fund to meet the relevant Expense Caps.


PREVIOUS SUB-ADVISORY AGREEMENT


         Until June 1, 1999, NEFM delegated to Loomis Sayles its responsibility under the Advisory Agreement to provide portfolio management services to the Fund pursuant to the Previous Sub-Advisory Agreement. The Previous Sub-Advisory Agreement was approved by the Trustees of the Trust at a meeting held on October 27, 1995 and was last submitted to the Fund's shareholders for approval on November 21, 1995. The purpose of the submission of the Previous Sub-Advisory Agreement for shareholder approval at such time was for such agreement's initial approval upon the Fund's inception. The Trustees of the Trust, at a meeting held on May 8, 1998, approved the continuation of the Previous Sub-Advisory Agreement for a one-year period beginning on June 1, 1998. Under the terms of the Previous Sub-Advisory Agreement, Loomis Sayles was authorized to effect portfolio transactions for the Fund, using its own discretion and without prior consultation with NEFM. Loomis Sayles was also required to report periodically to NEFM and the Trustees of the Trust. As of May 1, 1998, the Previous Sub-Advisory Agreement was amended to provide that the subadvisory fees payable under such agreement are payable by the Fund rather than by NEFM. This amendment to the Previous Sub-Advisory Agreement did not change the subadvisory fee rates under the Previous Sub-Advisory Agreement, nor the services to be provided to the Funds by Loomis Sayles. Furthermore, this amendment did not change the overall level of fees payable by the Fund.


         The Previous Sub-Advisory Agreement provided for sub-advisory fees payable by NEFM or the Fund to Loomis Sayles at an annual rate of 0.40% of the first $200 million of the Fund's average daily net assets, 0.325% of such assets between $200 million and $500 million, and 0.275% of such assets in excess of $500 million. Since September 1, 1997, Loomis Sayles voluntarily agreed to waive its entire sub-advisory fee. Absent this voluntary waiver, NEFM and the Fund would have paid Loomis Sayles a sub-advisory fee of $142,249 for the fiscal year ended December 31, 1998.

INTERIM AND NEW SUB-ADVISORY AGREEMENTS


         Based on a review of the investment approach used by Loomis Sayles in managing the Fund's portfolio, the Fund's performance record under Loomis Sayles' management, the performance record of VNSM and its portfolio management personnel, NEFM recommended and the Trustees of the Trust determined that it would be appropriate for VNSM to assume responsibility for the day-to-day management of the Fund's portfolio. Thus, upon the recommendation of NEFM, the Trustees voted on May 14, 1999 to terminate the Previous Sub-Advisory Agreement as of the close of business on May 31, 1999 and to approve both (i) a sub-advisory agreement between NEFM and VNSM to be effective on May 31, 1999 and to continue for a period of 120 days or until shareholders of the Fund approve the New Sub-Advisory Agreement, whichever occurs first (the "Interim Sub-Advisory Agreement"), by which NEFM appointed VNSM to act as sub-adviser to the Fund beginning June 1, 1999, and (ii) the New Sub-Advisory Agreement, by which VNSM would, following approval of the New Sub-Advisory Agreement by the Fund's shareholders (assuming such approval is obtained), continue to act as sub-adviser to the Fund. The terms of the New Sub-Advisory Agreement are substantially identical to those of the Interim Sub-Advisory Agreement, which in turn are substantially identical to those of the Previous Sub-Advisory Agreement, except that references to Loomis Sayles in the Previous Sub-Advisory Agreement have been changed to references to VNSM in the Interim Sub-Advisory Agreement and New Sub-Advisory Agreement. The fee rate payable by the Fund to VNSM under the Interim Sub-Advisory Agreement is identical to the rate previously paid to Loomis Sayles, which is: 0.40% of the first $200 million of the Fund's average daily net assets, 0.325% of such assets between $200 million and $500 million, and 0.275% of such assets in excess of $500 million. NEFM and VNSM have each agreed to continue the binding undertaking currently in effect to limit the amount of the Fund's total annual fund operating expenses to 1.50%, 2.25%, 2.25% and 1.25% of the average daily net assets of the Fund's Class A, B, C and Y shares, respectively. The fee rate payable to VNSM under the New Sub-Advisory Agreement is set forth below. Loomis Sayles consented to the termination of the Previous Sub-Advisory Agreement as of the close of business on May 31, 1999. VNSM has agreed to waive payment of its entire sub-advisory fee by the Fund under the Interim Sub-Advisory Agreement until June 30, 1999, and the Fund will continue to pay Loomis Sayles the sub-advisory fee it would have earned if it continued to manage the Fund's portfolio. This waiver by VNSM will not affect the management fee payable by the Fund to NEFM.


          The New Sub-Advisory Agreement is subject to approval by the Fund's shareholders, which approval ordinarily must be obtained before such an agreement takes effect. However, the Interim Sub-Advisory Agreement went into effect on June 1, 1999, pursuant to a rule of the SEC which under certain circumstances allows such agreements to take effect, and to remain in effect for up to 120 days, without receiving prior shareholder approval, as long as the fees payable under such agreement do not exceed the fees payable under the predecessor agreement. If the New Sub-Advisory Agreement is approved by the Fund's shareholders, it will take effect at the close of business on the date such approval is obtained. It is expected that such approval will be obtained on or soon after July 27, 1999, at which time the Interim Sub-Advisory Agreement would terminate and VNSM would begin earning sub-advisory fees under the New Sub-Advisory Agreement. The Trustees recommend that the shareholders approve the New Sub-Advisory Agreement.

VNSM AS SUB-ADVISER

         In deciding to approve the appointment of VNSM as sub-adviser to the Fund and to recommend the New Sub-Advisory Agreement for shareholder approval, the Trustees considered the qualifications of VNSM and its personnel to provide portfolio management services to the Fund. The Trustees also reviewed information about VNSM's proposed approach to managing the Fund's portfolio. VNSM's investment approach uses rigorous fundamental research and active management to analyze a broad selection of company or industry sectors and to seek companies with some or all of the following characteristics: (i) higher dividend yields compared to the Standard & Poor's Composite Index of 500 stocks,
(ii) a higher return on equity than the market generally, (iii) strong and growing cash flows and dividend coverage and (iv) a low price-to-sales ratio.

         Margaret M. Buescher and Jean Malo will co-manage the Fund's portfolio under the Interim Sub-Advisory Agreement and would continue to be the Fund's co-portfolio managers under the New Sub-Advisory Agreement. Ms. Buescher, a Principal of VNSM, joined the company in 1994. Previously, she was a Managing Director and Senior Portfolio Manager for the Texas Commerce Investment Management Company. Mr. Malo is Chief Investment Officer and a Principal of VNSM. Previously, he was a Senior Vice President at Daniel Breen & Co., which was bought by VNSM in 1997. Mr. Malo joined Daniel Breen & Co. in 1989.

RESTRUCTURING COSTS

         VNSM has reviewed the existing portfolio holdings of the Fund to determine what holdings it would expect to sell in order to conform the Fund's portfolio to VNSM's judgment as to stock selection. Based on this review, VNSM has informed the Trustees that it would expect to sell approximately 85% of the dollar value of the Fund's existing portfolio, and to reinvest the sale proceeds in other stocks. VNSM estimates that these transactions would result in brokerage costs of approximately $40,000 to the Fund. In addition to these commissions costs, the transactions will involve additional costs to the Fund resulting from the impact of the transactions on the prices received and paid by the Fund for the securities being sold and bought. Although these costs cannot be precisely ascertained, VNSM estimates that they would be approximately $120,000. In addition, VNSM estimates that the transactions, based on early
1999 market prices, would result in the realization of approximately $1.7 million of long-term capital gains (or approximately $1.06 per share of the Fund). These gains, together with any other long-term capital gains realized by the Fund in 1999 (reduced by any realized capital losses), would be distributed to Fund shareholders at the end of the year and would constitute taxable long-term capital gains in the hands of the recipient Fund shareholders. The foregoing estimates were prepared in early 1999 based on then-current Fund holdings and market information available to VNSM. The actual costs of restructuring the Fund's portfolio could be higher or lower, depending on market conditions and other factors. VNSM expects that the restructuring will be completed within a few weeks after VNSM assumed responsibility for the Fund's portfolio on June 1, 1999.

DESCRIPTION OF THE NEW SUB-ADVISORY AGREEMENT

         A copy of the New Sub-Advisory Agreement is set forth as Appendix A to this Proxy Statement. The following description of the New Sub-Advisory Agreement is qualified in its entirety by reference to the full text of the Agreement as set forth in Appendix A.

         The New Sub-Advisory Agreement, which will take effect (assuming shareholder approval) on or soon after July 27, 1999, requires VNSM to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of NEFM. Under the terms of the New Sub-Advisory Agreement, VNSM is authorized to effect portfolio transactions for the Fund, using its own discretion and without prior consultation with NEFM. VNSM is required to report periodically to NEFM and the Trustees of the Trust. The New Sub-Advisory Agreement provides that NEFM shall compensate VNSM at the annual rate of 0.40% of the first $200 million of the Fund's average daily net assets, 0.325% of such assets between $200 million and $500 million, and 0.275% of such assets in excess of $500 million. As of June 1, 1999, the net assets of the Fund were approximately $28 million.

         The New Sub-Advisory Agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund and (ii) by vote of a majority of the Trustees who are not "interested persons,"as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), of the Trust, NEFM or VNSM, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Sub-Advisory Agreement must be approved by NEFM and VNSM and, if required by law, by vote of a majority of the outstanding voting securities of the Fund and by a majority of the Trustees who are not such interested persons, cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreement may be terminated without penalty by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon sixty days' written notice, or by VNSM or NEFM upon ninety days' written notice, and will terminate automatically in the event of its assignment. The New Sub-Advisory Agreement will automatically terminate if the Advisory Agreement is terminated.

         The New Sub-Advisory Agreement provides that VNSM shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

EFFECTS OF THE PREVIOUS, INTERIM AND NEW SUB-ADVISORY AGREEMENTS

         For the fiscal year ended December 31, 1998, NEFM or the Fund paid sub-advisory fees of $0 to Loomis Sayles under the Previous Sub-Advisory Agreement. Had Loomis Sayles' voluntary waiver not been in effect, NEFM or the Fund would have been paid sub-advisory fees to Loomis Sayles of $142,249 for such fiscal year. If the Interim Sub-Advisory Agreement or the New Sub-Advisory Agreement had been in effect during 1998, this same amount of sub-advisory fees would have been payable by NEFM or the Fund to VNSM absent a similar waiver. All sub-advisory fees under the Previous Sub-Advisory Agreement were payable by NEFM or the Fund to Loomis Sayles. All sub-advisory fees payable under the Interim Sub-Advisory Agreement and the New Sub-Advisory Agreement will be payable by the Fund to VNSM.

              THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS
                  OF THE FUND VOTE TO APPROVE THE PROPOSED NEW
                             SUB-ADVISORY AGREEMENT.

REQUIRED VOTE

         The required vote for approval of the New Sub-Advisory Agreement is the lesser of (1) 67% of the shares of the Fund represented at the Meeting, if more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund. If the shareholders of the Fund do not approve the New Sub-Advisory Agreement at the Meeting, the Trustees will consider alternative arrangements for the management of the Fund's portfolio, and the Interim Sub-Advisory Agreement will be terminated not later than 120 days after it took effect.

III.  PROPOSAL 2:  FUTURE SUB-ADVISORY AGREEMENTS WITHOUT SHAREHOLDER VOTE

         The Fund proposes, to the extent permitted by any exemption or exemptions granted by the SEC, to permit NEFM to enter into new and amended agreements with affiliated sub-advisers with respect to the Fund without obtaining shareholder approval of such agreements, and to permit such affiliated sub-advisers to manage the assets of the Fund pursuant to such affiliated sub-advisory agreements (Proposal 2).


         The 1940 Act generally provides that an investment adviser or sub-adviser to a mutual fund may act as such only pursuant to a written agreement which has been approved by a vote of the fund's shareholders, as well as by a vote of a majority of the trustees of the fund who are not parties to such agreement or interested persons of any party to such agreement. The Trust and NEFM, however, have received from the SEC an exemption from the shareholder approval voting requirement in certain circumstances (the Exemptive Order). Under the Exemptive Order, NEFM is permitted, under specified conditions, to enter into new and amended sub-advisory agreements for the management of the Fund, including agreements with new unaffiliated sub-advisers and agreements with existing unaffiliated sub-advisers if there is a material change in the terms of the sub-advisory agreement or if there is an "assignment," as defined in the 1940 Act, or other event causing termination of the existing sub-advisory agreement, without obtaining the approval of the Fund's shareholders of such new or amended sub-advisory agreement. Such agreements must nevertheless be approved by the Trustees, in accordance with the requirements of the 1940 Act. One of the conditions of the Exemptive Order is that within 90 days after entering into a sub-advisory agreement with a new sub-adviser without shareholder approval, the Fund must provide to shareholders an information statement setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. Furthermore, the Fund would still require shareholder approval to amend its Advisory Agreement with NEFM (including any amendment to raise the management fee rate payable under such agreement) or to enter into a new advisory agreement with NEFM or any other adviser.


         The Trust is requesting shareholder approval of this Proposal for several reasons. As described under Proposal 1, the Fund utilizes an adviser/sub-adviser management structure, where NEFM acts as the Fund's investment adviser, delegating the day-to-day portfolio management to a sub-adviser. Under such a structure, the Fund's sub-adviser acts in a capacity similar to that of the portfolio manager in a more traditional structure that does not involve a sub-adviser. Specifically, the Fund's sub-adviser, like a portfolio manager in a more traditional mutual fund advisory structure, manages the Fund under the oversight and supervision of the Fund's adviser. If the Fund were to change sub-advisers, NEFM would continue in its role as adviser and would continue to exercise oversight and supervision of the Fund's investment affairs as conducted by the new sub-adviser. Changing the Fund's sub-adviser is, therefore, analogous to replacing the portfolio manager of a single-manager managed fund, which does not require shareholder approval under the 1940 Act.

         In addition, given the Fund's management structure, the shareholder approval requirement under the 1940 Act may cause the Fund's shareholders to incur unnecessary expenses and could hinder the prompt implementation of sub-advisory changes that are in the best interest of the shareholders, such as prompt removal of a sub-adviser if circumstances warrant such removal. The Trustees believe that without the ability to employ promptly a new sub-adviser or re-employ promptly the current sub-adviser upon a change of control, as the case may be, investors' expectations may be frustrated and the Fund and its shareholders could be seriously disadvantaged under the following circumstances:
(a) where a sub-adviser has been terminated because its performance was unsatisfactory or its retention was otherwise deemed inadvisable, (b) where a sub-adviser has resigned and (c) where there has been an "assignment" causing the termination of a sub-advisory agreement (i.e., a change in the actual control or management of a sub-adviser).

         In the absence of an exemption, to obtain the shareholder approval required by the 1940 Act for a sub-advisory agreement, the Fund must convene a shareholder's meeting, which invariably involves considerable delay and expense. Where NEFM, as adviser, has recommended replacement of a sub-adviser, and the Trustees have determined that such replacement is necessary or in the best interest of the Fund, the Fund could receive less than satisfactory sub-advisory services prior to the time that an agreement with a new sub-adviser is approved by shareholders. Also, in that situation or where there has been an unexpected resignation or change in control of a sub-adviser (events which, in many cases, are beyond the control of the Fund), the Fund may be forced to operate with a less-than-satisfactory sub-adviser for some period of time. In such circumstances, without the ability to engage a new sub-adviser promptly, NEFM, as the adviser, might have to assume direct responsibility on a temporary basis for management of the assets previously assigned to a sub-adviser.

            THE TRUSTEES UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS
            VOTE TO APPROVE THE PROPOSED GRANT OF AUTHORITY TO PERMIT
               NEFM TO ENTER INTO NEW AND AMENDED AGREEMENTS WITH
            AFFILIATED SUB-ADVISERS WITH RESPECT TO THE FUND WITHOUT
             OBTAINING SHAREHOLDER APPROVAL OF SUCH AGREEMENTS, AND
    TO PERMIT SUCH SUB-ADVISERS TO MANAGE THE ASSETS OF THE FUND PURSUANT TO
                         SUCH SUB-ADVISORY AGREEMENTS.

REQUIRED VOTE

         The required vote for approval of the grant of authority to permit NEFM to enter into new and amended sub-advisory agreements without prior shareholder approval is the lesser of (1) 67% of the shares of the Fund represented at the Meeting, if more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund. If the shareholders of the Fund do not approve this Proposal 2, the Trustees of the Trust will consider such alternative actions as may be in the best interests of the Fund.

IV.   OTHER INFORMATION

INFORMATION ABOUT THE TRUST

         The Trust was organized as a Massachusetts business trust pursuant to a Declaration of Trust dated August 22, 1995. The Trust has eight separate funds currently.

INFORMATION ABOUT NEFM

         NEFM, formed in 1995, is a limited partnership. Its sole general partner, NEF Corporation, is a wholly-owned subsidiary of Nvest Holdings, L.P. ("Nvest Holdings"), which in turn is a wholly-owned subsidiary of Nvest Companies, L.P. ("Nvest Companies"). NEF Corporation is also the sole general partner of NEF, which is the principal underwriter for the Fund. Nvest Companies owns the entire limited partnership interest in each of NEFM and NEF. Nvest Companies' managing general partner, Nvest Corporation, is a wholly-owned subsidiary of MetLife New England Holdings, Inc., which in turn is a wholly-owned subsidiary of Metropolitan Life Insurance Company ("MetLife"), a mutual life insurance company. MetLife owns approximately 46% (and in the aggregate, directly and indirectly, approximately 47%) of the outstanding limited partnership interests in Nvest Companies. Nvest Companies' advising general partner, Nvest, L.P., is a publicly-traded company listed on the New York Stock Exchange. Nvest Corporation is the sole general partner of Nvest, L.P. The fourteen principal subsidiary or affiliated asset management firms of Nvest Companies, collectively, have more than $135 billion of assets under management or administration as of December 31, 1998.

         The principal executive officer of NEFM and NEF is Bruce R. Speca, who is the President of the Trust and whose principal occupation is his positions with NEFM and NEF. The address of NEFM, NEF, NEF Corporation, Nvest Holdings, Nvest Companies, Nvest Corporation and Mr. Speca is 399 Boylston Street, Boston, Massachusetts 02116. The address of MetLife New England Holdings, Inc. and MetLife is One Madison Avenue, New York, New York 10010.

INFORMATION ABOUT VNSM


         VNSM, incorporated in 1970, is a subsidiary of Nvest Companies and focuses primarily on managing equity and fixed income funds for clients who consist of foundations, university endowments, corporate retirement and high net worth individuals. As of June 1, 1999, VNSM had approximately $4 billion in assets under management. The principal executive officer of VNSM is Eugene H. Vaughan, Jr., whose principal occupation is Managing Principal, Chairman and Chief Executive Officer. The address of VNSM and Mr. Vaughan is 6300 Chase Tower, Houston, Texas 77002.

         Despite its considerable experience in providing investment advisory services, VNSM has never before managed the assets of a registered mutual fund in an advisory or sub-advisory capacity.


PORTFOLIO TRANSACTIONS AND BROKERAGE

         VNSM selects only brokers or dealers which it believes are financially responsible and will provide efficient and effective services in executing, clearing and settling an order. VNSM will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of VNSM, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

         Receipt of research services from brokers may sometimes be a factor in selecting a broker which VNSM believes will provide best execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce VNSM's expenses. Such services may be used by VNSM in servicing other client accounts and in some cases may not be used with respect to the Fund. Receipt of services or products other than research from brokers is not a factor in the selection of brokers. Consistent with the Conduct Rules of the National Association of Securities Dealers, Inc., VNSM may, however, consider purchases of shares of the Fund and other funds managed by VNSM by customers of broker-dealers as a factor in the selection of broker-dealers to execute the Fund's securities transactions.

         In placing orders for the purchase and sale of securities for the Fund, VNSM may cause the Fund to pay a broker-dealer that provides the brokerage and research services to VNSM an amount of commission for effecting a securities transaction for the Fund in excess of the amount another broker-dealer would have charged for effecting that transaction. VNSM must determine in good faith that such greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of that particular transaction or VNSM's overall responsibilities to the Trust and its other clients. VNSM's authority to cause the Fund to pay such greater commissions is also subject to such policies as the Trustees of the Trust may adopt from time to time.

CERTAIN PAYMENTS TO AFFILIATES

         In addition to advisory fees payable to NEFM, the Fund compensates NEF and Nvest Services Company ("NSC"), a wholly-owned subsidiary of NEF Corporation, for providing various services to the Fund and its shareholders. In 1998, these payments to NSC (formerly New England Funds Services Company) amounted to $75,312 for transfer agency services. In 1998, payments to NEF amounted to $46,490 for service and distribution (Rule 12b-1) fees for Class A shares, $149,078 for service and distribution (Rule 12b-1) fees for Class B shares, $20,584 for service and distribution (Rule 12b-1) fees for Class C shares and $21,298 for the provision of certain legal and accounting services. In addition, in 1998 NEF received from the Fund's shareholders $265,746 in sales charges (including contingent deferred sales charges on Class A and B shares). These arrangements are not affected in any way by the New Sub-Advisory Agreement.

CERTAIN TRUSTEES AND OFFICERS OF THE TRUST

         The following persons are both (1) Trustees or officers of the Trust and (2) officers or employees of NEFM (or officers or directors of that firm's corporate general partner): Bruce R. Speca, Thomas P. Cunningham and John E. Pelletier. In addition, Peter S. Voss, President and Chief Executive Officer of Nvest Companies, is a Trustee and an officer of the Trust.

SHAREHOLDERS AS OF THE RECORD DATE

         As of the Record Date, the following persons owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), the following numbers of shares of each class of shares of the Fund, representing the indicated percentage of the outstanding shares of such class:


                                                             NUMBER
   CLASS           SHAREHOLDER                              OF SHARES    PERCENT
   -----           -----------                              ---------    -------

   Class C         State Street Bank and Trust Co.
                   Cust for the IRA of
                   William D. McCarthy
                   401 Bounty Way #221
                   Avon Lake OH 44012-2480                    5,934      6.09%
   Class C         Dorothy N. & Ronald P. Frudden &
                   Susan T. Gilies TTEES
                   Frudden Exempt Tax Deferral Trust
                   202 Villa Drive
                   King City CA 93930-3014                    5,487      5.63%
   Class C         Wexford Clearing Services Corp FBO
                   Prudential Securities C/F
                   Doris McGinnis Butler
                   IRA Rollover DTD 07/07/97
                   P.O. Box 84
                   Scott AR 72142-0084                        8,560      8.78%

         As of the Record Date, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund.


OTHER MATTERS

         Forty percent of the shares of the Fund outstanding on the Record Date, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Meeting, although at least 50% of the outstanding shares of the Fund must be present or represented at the Meeting in order for Proposal 1 or Proposal 2 to be approved. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Trust as tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of Proposals 1 and 2 for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count all shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote) for purposes of determining the presence of a quorum. With respect to Proposals 1 and 2, assuming the presence of a quorum, abstentions and broker non-votes have the effect of a negative vote on the proposal.

         In the event that a quorum is not present, or if sufficient votes in favor of Proposals 1 and 2 are not received by July 27, 1999, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposals 1 and 2 and will not vote any proxies that direct them to abstain from voting on such Proposals. Although the Meeting is called to transact any other business that may properly come before it, the only business that management intends to present or knows that others will present are Proposals 1 and 2 mentioned in the Notice of Special Meeting. However, you are being asked on the enclosed proxy to authorize the persons named therein to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.

SHAREHOLDER PROPOSALS AT FUTURE MEETINGS

         The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

June 11, 1999

                         NEW ENGLAND EQUITY INCOME FUND

                             SUB-ADVISORY AGREEMENT
                (VAUGHAN, NELSON, SCARBOROUGH & MCCULLOUGH, L.P.)

         Sub-Advisory Agreement (this "Agreement") entered into as of July 27, 1999, by and among New England Funds Trust III, a Massachusetts business trust (the "Trust"), with respect to its New England Equity Income Fund series (the "Series"), New England Funds Management, L.P., a Delaware limited partnership (the "Manager"), and Vaughan, Nelson, Scarborough & McCullough, L.P., a Delaware limited partnership (the "Sub-Adviser").

         WHEREAS, the Manager has entered into an Advisory Agreement dated August 30, 1996 (the "Advisory Agreement") with the Trust, relating to the provision of portfolio management and administrative services to the Series;

         WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

         WHEREAS, the Manager and the Trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Trust, the Manager and the Sub-Adviser agree as follows:

         1. Sub-Advisory Services.


                  a. The Sub-Adviser shall, subject to the supervision of the Manager and of any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Series. The Sub-Adviser shall manage the Series in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust's prospectus and statement of additional information relating to the Series, (2) any additional policies or guidelines established by the Manager or by the Trust's Trustees that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Series may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine.


                  b. The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning portfolio transactions and performance of the Series in such form as may be mutually agreed upon, and agrees to review the Series and discuss the management of it. The Sub-Adviser shall permit all books and records with respect to the Series to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager with such other information and reports as may reasonably be requested by the Manager from time to time, including without limitation all material requested by or required to be delivered to the Trustees of the Trust.

                  c. The Sub-Adviser shall provide to the Manager a copy of the Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

         2. Obligations of the Manager.

                  a. The Manager shall provide (or cause the Custodian, as defined in Section 3, to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets of the Series, cash requirements and cash available for investment in the Series, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

                  b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the Trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Series to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

         3. Custodian. The Manager shall provide the Sub-Adviser with a copy of the Series' agreement with the custodian designated to hold the assets of the Series (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Series shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian.


         4. Expenses. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any organizational, operational or business expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. Any reimbursement of advisory fees required by any expense limitation provision of any law shall be the sole responsibility of the Manager. The Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement. Neither the Sub-Adviser nor any affiliated person thereof shall be entitled to any compensation from the Manager or the Trust with respect to service by any affiliated person of the Sub-Adviser as an officer or Trustee of the Trust (other than the compensation to the Sub-Adviser payable by the Manager pursuant to Section 6 hereof).


         5. Purchase and Sale of Assets. The Sub-Adviser shall place all orders for the purchase and sale of securities for the Series with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Series or to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Series.

         6. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Sub-Adviser shall be paid at the annual rate of 0.40% of the first $200 million of the average daily net assets of the Series, 0.325% of the next $300 million of such assets and 0.275% of such assets in excess of $500 million. Such compensation shall be paid by the Trust (except to the extent that the Trust, the Sub-Adviser and the Manager otherwise agree in writing from time to time). Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Series pursuant to the Advisory Agreement.

         7. Non-Exclusivity. The Manager and the Series agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Series recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Series or the Manager in any way or otherwise be deemed an agent of the Series or the Manager.

         8. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties hereunder. The Manager shall hold harmless and indemnify the Sub-Adviser for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Series that is not based upon the obligations of the Sub-Adviser under this Agreement.

         9. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and


                  a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;


                  b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

                  c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement; and

                  d. this Agreement may be terminated by the Sub-Adviser on ninety days' written notice to the Manager and the Trust, or by the Manager on ninety days' written notice to the Sub-Adviser.

         Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty.

         10. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

         11. Certain Definitions. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

         12. General.

                  a. The Sub-Adviser may perform its services through any employee, officer or agent of the Sub-Adviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Series shall perform the portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other employees, officers or agents of the Sub-Adviser, identified in such notice, shall assume such duties as of a specific date.

                  b. If any term or provision or this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

                  c. This Agreement shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

NEW ENGLAND FUNDS MANAGEMENT, L.P.
By NEF Corporation, its general partner

By: ______________________________
Name:    John E. Pelletier
Title: Managing Director, Senior Vice President, General Counsel, Secretary & Clerk


NEW ENGLAND FUNDS TRUST III,
on behalf of its New England Equity Income Fund series

By: ______________________________
Name:    Bruce R. Speca
Title:   President


Vaughan, Nelson, Scarborough & McCullough, L.P.
By Vaughan, Nelson, Scarborough & McCullough, Incorporated, its general partner

By:      ____________________________
Name:    ____________________________
Title:   ____________________________

                                     NOTICE


         A copy of the Agreement and Declaration of Trust establishing New England Funds Trust III (the "Fund") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund's New England Equity Income Fund series (the "Series") on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.

                         NEW ENGLAND EQUITY INCOME FUND
                               YOUR VOTE IS NEEDED

Please vote on the reverse side of this form and sign in the space provided. Return your completed proxy in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to avoid additional mailings.

NOTE: Please sign exactly as your name appears on this card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partnership, please sign in the partnership name.


The undersigned hereby appoints Bruce R. Speca, Thomas P. Cunningham and John E. Pelletier, and each of them, proxies, with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, at the Special Meeting of Shareholders of New England Equity Income Fund (the "Fund") on July 27, 1999 at 2:00 p.m. Eastern time, and at any adjournments thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

                                   NEW ENGLAND
                               EQUITY INCOME FUND

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Trustees recommend a vote FOR the proposals listed below:

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1.  Proposal to approve new Sub-Advisory            For     Against     Abstain
    Agreement relating to the Fund between New      [ ]       [ ]         [ ]
    England Funds Management, L.P. and Vaughan,
    Nelson, Scarborough & McCullough, L.P.

2.  Proposal to approve the grant of authority to   For     Against     Abstain
    the Fund to enter into new and amended          [ ]       [ ]         [ ]
    sub-advisory agreements with sub-advisers with respect to the Fund, to the extent permitted by the Securities and Exchange
    Commission by an exemption or exemptions, without obtaining shareholder approval of such agreements, and to permit such sub-advisers to manage the assets of the Fund pursuant to such sub-advisory agreements.

Please be sure to sign and date this Proxy.

Shareholder sign here:____________________________

Co-owner sign here:_______________________________

Date:___________________________________________